N E W S R E L E A S E

Date:	April 19, 2005

Contacts:	Investors	U.S. Media	Mexico Media
	William H. Galligan	C. Doniele Kane	Gabriel Guerra
	816-983-1551	816-983-1372	011-525-55-208-0860
	william.h.galligan@kcsr.com	doniele.c.kane@kcsr.com	gguerra@gcya.net

TFM Places Senior Notes Due 2012

Mexico City, April 19, 2005 — TFM, S.A. de C.V., a subsidiary of Kansas City Southern (NYSE: KSU), announced today that it has placed US$460 million in aggregate principal amount of its 9 3/8% Senior Notes due 2012. The Notes have not been registered under the United States Securities Act of 1933, as amended, and were offered only to qualified institutional buyers under Rule 144A and outside the United States in compliance with Regulation S. TFM will be required pursuant to a registration rights agreement to file an exchange offer registration statement with the Securities and Exchange Commission with respect to an offer to exchange the Notes. TFM will apply the net proceeds of the sale of the Notes to refinance existing indebtedness through the repurchase of its outstanding 11.75% Senior Discount Debentures due 2009.

The Notes have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.